Exhibit 5.1
October 29, 2007
GreenHaven Continuous Commodity Index Fund
GreenHaven Continuous Commodity Index Master Fund
c/o GreenHaven Commodity Services, LLC
3340 Peachtree Road, Suite 1910
Atlanta, Georgia 30326

Re:	GreenHaven Continuous Commodity Index Fund
GreenHaven Continuous Commodity Index Master Fund
     Ladies and Gentlemen:
     We have acted as special Delaware counsel to GreenHaven Continuous Commodity Index Fund (the “Index Fund”) and GreenHaven Continuous Commodity Index Master Fund (the “Master Fund”), each a Delaware statutory trust (collectively, the “Funds”), solely for the purpose of delivering this opinion letter, which is being delivered to you at your request. Capitalized terms used but not otherwise defined in this letter have the meanings assigned thereto in the Trust Agreements (as hereinafter defined), except that reference in this letter to any document shall mean such document as in effect on the date hereof.
     For purposes of this letter, our review of documents has been limited to the review of originals or copies furnished to us of the following documents:
     (a)   The Certificate of Trust of the Index Fund, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on October 27, 2006 (the “Index Fund Certificate of Trust”);
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GreenHaven Continuous Commodity Index Fund
GreenHaven Continuous Commodity Index Master Fund
October 29, 2007

     (b)   The Certificate of Trust of the Master Fund, as filed in the office of the Secretary of State on October 27, 2006 (the “Master Fund Certificate of Trust,” and together with the Index Fund Certificate of Trust, the “Certificates of Trust”);
     (c)   The Declaration of Trust and Trust Agreement of the Index Fund, dated as of October 27, 2006 (the “Index Fund Trust Agreement”), by and among GreenHaven Commodity Services, LLC (the “Index Fund Managing Owner”), and CSC Trust Company of Delaware (“CSCTC”);
     (d)   The Declaration of Trust and Trust Agreement of the Master Fund, dated as of October 27, 2006, as amended on July 29, 2007 (the “Master Fund Trust Agreement”), by and among GreenHaven Commodity Services, LLC (the “Master Fund Managing Owner”), CSCTC, and the Index Fund (the Master Fund Trust Agreement, together with the Index Fund Trust Agreement, the “Trust Agreements”);
     (e)   The Pre-effective Amendment No. 4 to the Registration Statement on Form S-1 regarding the Funds, as filed with the Securities and Exchange Commission on October 29, 2007 (the “Registration Statement”), including a preliminary prospectus (the “Prospectus”) relating to the common units of fractional undivided beneficial interests in each of the Funds;
     (f)   A certificate of good standing for each of the Funds, each dated a recent date (collectively, the “Good Standing Certificates”), obtained from the Secretary of State; and
     (g)   One or more certificates of the Index Fund Managing Owner and the Master Fund Managing Owner as to factual matters.
     For purposes of this letter, we have not reviewed any documents other than the documents referenced in paragraphs (a) through (g) above, and certain written statements of governmental authorities and others referenced in this paragraph. We have not reviewed and express no opinion as to any other document that is referred to in, incorporated by reference into, or attached (as an exhibit, schedule, or otherwise) to any of the documents reviewed by us. The opinions in this letter relate only to the documents specified in such opinions, and not to any exhibit, schedule, or other attachment to, or any other document referred to in or incorporated by reference into, any of such documents. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with or contrary to the opinions in this letter. We have conducted no factual investigation of our own, and have relied solely upon the documents reviewed by us, the statements and information set forth in such documents, certain statements of governmental authorities and others (including, without limitation, the Good Standing Certificates), and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate and none of which we have investigated or verified.
     Based upon and subject to the foregoing and subject to the assumptions, exceptions, qualifications, and limitations in this letter, it is our opinion that:
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GreenHaven Continuous Commodity Index Fund
GreenHaven Continuous Commodity Index Master Fund
October 29, 2007

     1.   Each of the Funds has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Act”).
     2.   The common units of beneficial interest to be issued by the Index Fund (the “Units,” as defined in the Index Fund Trust Agreement) will be validly issued and, subject to the qualifications set forth herein, will be fully paid and non-assessable beneficial interests in the Index Fund, as to which (other than the Index Fund Managing Owner) the Limited Owners (as defined in the Index Fund Trust Agreement), as beneficial owners of the Index Fund, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware (the “DGCL”), subject to the obligations of a Limited Owner (as defined in the Index Fund Trust Agreement) to make certain payments pursuant to the Index Fund Trust Agreement.
     3.   The common units of beneficial interest to be issued by the Master Fund (the “Shares,” as defined in the Master Fund Trust Agreement) will be validly issued and, subject to the qualifications set forth herein, will be fully paid and non-assessable beneficial interests in the Master Fund, as to which (other than the Master Fund Managing Owner) the Limited Owner (as defined in the Master Fund Trust Agreement), as beneficial owner of the Master Fund, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the DGCL, subject to the obligations of the Limited Owner (as defined in the Master Fund Trust Agreement) to make certain payments pursuant to the Master Fund Trust Agreement.
     The opinions in this letter are subject to the following assumptions, exceptions, qualifications, and limitations, in addition to those above:
     A.   The opinions in this letter are limited to the laws of the State of Delaware in effect on the date hereof (other than tax laws and securities laws, and rules, regulations, orders, and decisions relating thereto), and we have not considered and express no opinion on the effect of, concerning matters involving, or otherwise with respect to any other laws of any jurisdiction (including, without limitation, federal laws of the United States of America), or rules, regulations, orders, or decisions relating thereto.
     B.   We have assumed: (i) the due incorporation or due formation, as the case may be, due organization, and (at all relevant times) valid existence in good standing under the laws of all relevant jurisdictions of each of the parties and each of the signatories (other than the Funds and natural persons) to each of the documents reviewed by us, and that (other than the Funds) none of such parties or signatories has dissolved; (ii) the due authorization, execution, and delivery (and, as applicable, filing) of each of such documents by each of the parties thereto and each of the signatories thereto (other than the Funds); (iii) that each of such parties and signatories (other than the Funds) had and has the power and authority to execute, deliver, and perform (and, as applicable, file) each of such documents; (iv) the legal capacity of all relevant natural persons; (v) the due submission to the Index Fund Managing Owner or to the Master Fund Managing Owner, as the case may be, of
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GreenHaven Continuous Commodity Index Fund
GreenHaven Continuous Commodity Index Master Fund
October 29, 2007

each Purchase Order Subscription Agreement by each Authorized Participant (as defined in the Prospectus) or by the Index Fund, as the case may be, and the due acceptance of each such Purchase Order Subscription Agreement; (vi) the payment by each Authorized Participant (as defined in the Prospectus) or by the Index Fund, as the case may be, (a) to the Index Fund Managing Owner or to the Master Fund Managing Owner, as the case may be, of the respective Transaction Fee, and (b) to the Index Fund or to the Master Fund, as the case may be, of the full consideration due from it for the Units or Shares, as the case may be, subscribed to by it; and (vii) the Units and the Shares will be offered, issued and sold as described in the Registration Statement and in accordance with the Trust Agreements.
     C.   We have further assumed that: (i) all signatures on all documents reviewed by us are genuine; (ii) all documents furnished to us as originals are authentic; (iii) all documents furnished to us as copies or specimens conform to the originals thereof; (iv) all documents furnished to us in final draft or final or execution form have not been and will not be terminated, rescinded, altered, or amended, are in full force and effect, and conform to the final, executed originals of such documents; (v) each document reviewed by us constitutes the entire agreement among the parties thereto with respect to the subject matter thereof. Without limiting the generality of the foregoing, we have assumed that the Index Fund Trust Agreement constitutes the entire governing instrument (as defined in the Act) of the Index Fund, that the Master Fund Trust Agreement constitutes the entire governing instrument of the Master Fund, and that the Trust Agreements and the Certificates of Trust will be in full force and effect when the Units are issued by the Index Fund and the Shares are issued by the Master Fund.
     D.   The opinions in numbered paragraphs 2 and 3 above are subject to (i) bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, moratorium, receivership, reorganization, liquidation, and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law, and including, without limitation, applicable law relating to fiduciary duties), (iii) standards of good faith, fair dealing, course of dealing, course of performance, materiality, and reasonableness that may be applied by a court, considerations of public policy, and the exercise of judicial discretion, and (iv) the effect of federal or state securities law and public policy considerations on the enforceability of provisions relating to indemnification or contribution. We express no opinion as to ownership of, title to, or any interest in, any property.
     E.   We have not participated in the preparation of the Registration Statement (except for providing this opinion letter) or the Prospectus and assume no responsibility for their contents, other than this opinion letter.
     F.   There are no implied opinions in this letter. This letter speaks only as of the date hereof, and we assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter.
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GreenHaven Continuous Commodity Index Fund
GreenHaven Continuous Commodity Index Master Fund
October 29, 2007

     We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder. Except as stated above, without our prior written consent, this opinion letter may not be furnished or quoted to, or relied upon by, any other person or relied upon for any other purpose.
Very truly yours,
   /s/ Morris James LLP
MJO/SSF